(a)(48)

AMENDMENT NO. 42 TO DECLARATION OF TRUST OF

VOYA SEPARATE PORTFOLIOS TRUST

Abolition of Series of Shares of Beneficial Interest

Effective: August 8, 2025

THIS AMENDMENT NO. 42 TO THE DECLARATION OF TRUST OF VOYA

SEPARATE PORTFOLIOS TRUST (“VSPT”), a Delaware statutory trust, dated March 2, 2007, as amended (the “Declaration of Trust”), reflects resolutions adopted by the Board of Trustees of VSPT on November 14, 2024, with respect to Voya Target Retirement 2025 Fund (the “Fund”), a series of VSPT, acting pursuant to the Declaration of Trust, including Article III, Section 6, Article IX, Section 1 and Article X, Section 1 of VSPT’s Declaration of Trust. These resolutions serve to abolish the Fund, and the establishment and designation thereof, there being no shares of the series outstanding at the time of its abolition.

VOYA SEPARATE PORTFOLIOS TRUST

SECRETARY’S CERTIFICATE

I, Joanne F. Osberg, Senior Vice President and Secretary of Voya Separate Portfolios

Trust (“VSPT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of VSPT at a meeting held on November 14, 2024, with regard to the dissolution of Voya Target Retirement 2025 Fund of VSPT:

RESOLVED, that the Agreement and Plan of Reorganization (the “Plan”), as described in the meeting materials, which sets forth the terms and conditions of the proposed reorganization (the “Reorganization”) of Voya Target Retirement 2025 Fund (“2025 Fund”) with and into Voya Target In-Retirement Fund (“In-Retirement Fund”), both series of Voya Separate Portfolios Trust (“VSPT”) (together, the “Funds”), together with such modifications that the Funds’ officers, with the advice of counsel, and subject to review by counsel to the Trustees who are not “interested persons” as defined in the Investment Company Act of 1940, as amended (the “Non-Interested Trustees”), may deem necessary or desirable, be, and it hereby is, approved to be effective on a date deemed appropriate by the officers of VSPT;

FURTHER RESOLVED, that the Board of Trustees of VSPT hereby finds and determines, on the basis of the information presented, that: (1) participating in the Reorganization is in the best interests of 2025 Fund; (2) the subsequent dissolution of 2025 Fund, as set forth in the Plan, is in the best interests of 2025 Fund; and (3) the interests of the shareholders of 2025 Fund will not be diluted as a result of such proposed Reorganization;

FURTHER RESOLVED, that the officers of 2025 Fund be, and each hereby is, authorized and directed to assist with the preparation and implementation of the Plan and to execute and deliver the Plan and any and all such documents, papers, certificates and instruments, as they may deem necessary or desirable, on behalf of 2025 Fund, with such revisions as they, upon advice of counsel, shall deem necessary or desirable;

FURTHER RESOLVED, that the officers of 2025 Fund be, and each hereby is, authorized and directed to take all actions necessary and desirable to effect the Reorganization, including, but not limited to filing with the SEC, on behalf of 2025 Fund, post-effective amendment(s) and/or supplement(s) to the registration statement on Form N-1A as the officers filing them deem necessary or desirable;

FURTHER RESOLVED, that the Board of Trustees hereby approves the dissolution of 2025 Fund upon completion of the Reorganization;

FURTHER RESOLVED, that the officers of VSPT be, and each hereby is, authorized to take any and all actions necessary to effect the dissolution of 2025 Fund, including without limitation amending the registration statement of VSPT, as filed with the SEC, amending the Declaration of Trust of VSPT, or filing such other documents as may be required by State of Delaware or other state authorities, and amending and restating any contracts of VSPT to remove any references to 2025 Fund; and

FURTHER RESOLVED, that the officers of 2025 Fund, be, and each hereby is, authorized, with the advice of counsel, to take any and all such actions they determine, in their discretion, to be necessary or desirable to carry out the purpose of the foregoing resolutions.

_/s/ Joanne F. Osberg_________________

Joanne F. Osberg

Senior Vice President and Secretary

Dated: __June 4, 2025____________________